UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:

        2)Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

May 14, 2020

Dear Shareholder,

Our firm recently discovered an issue with the voting instruction form you received. Your first name was inadvertently listed incorrectly. All other information listed was correct.

If you have already voted your shares, no further action is required.

If you have not yet voted, in order to assist you we have enclosed a new voting instruction form. We ask that you please vote using the enclosed form.

We apologize for any inconvenience.

Regards,

Computershare Fund Services

May 15, 2020

Dear Shareholders,

Our firm recently discovered an issue with the voting instruction forms you received. One of your two forms was incorrectly addressed. To correct the issue, we are issuing two new voting instruction forms. We kindly ask you both to vote these new forms enabling us to properly record your votes.

We have included another copy of the proxy statement for your information along with a business reply envelope to be used to return your voted forms.

We apologize for any inconvenience.

Regards,

Computershare Fund Services